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                                                                     EXHIBIT 8.2


                                   COX & SMITH
                             I N C O R P O R A T E D
                             ATTORNEYS * COUNSELORS

                              112 East Pecan Street
                                   Suite 1800
                          San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395
                                www.coxsmith.com



Writer's Direct Number                                  Writer's E-Mail Address
(210)554-5265                                             whlester@coxsmith.com


                                  July  , 1998

Alamo Title Holding Company
10010 San Pedro, Suite 800
San Antonio, Texas  78216-3895


Dear Ladies and Gentlemen:

        We have acted as your counsel in connection with the Registration Statement on Form S-4 filed on July 6, 1998 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of AT Merger, Inc., a Texas corporation ("Sub"), which is a wholly-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), with and into Alamo Title Holding Company, a Texas corporation ("Alamo").

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus"), the Agreement and Plan of Merger dated May 6, 1998 ("Merger Agreement") among Fidelity, Sub, and Alamo, and such other documents as we have deemed necessary or appropriate. We have also received and relied upon Certificates of Officers of Fidelity, Sub, and Alamo (the "Officers' Certificates"). We have assumed that the Officers' Certificates will be updated as of the Effective Time and that such updated Officers' Certificates will be duly executed and delivered by the appropriate officers of Fidelity, Sub, and Alamo. The aforementioned Registration Statement, Proxy Statement/Prospectus, Merger Agreement and Officers' Certificates are sometimes collectively referred to herein as the "Representations". We have assumed the Representations remain accurate in all respects that are material to this opinion at all relevant times and we have made no investigation or inquiry whatsoever with respect to the accuracy of the Representations. Any variance of the actual facts from the Representations could materially affect our opinion as expressed herein and possibly render said opinion wholly or partially inapplicable.

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                                   COX & SMITH
                             I N C O R P O R A T E D
                             ATTORNEYS * COUNSELORS

Alamo Title Holding Company
July  , 1998
Page 2

        Based on our examination of the foregoing items, the continuing accuracy of the Representations, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach of amendment of any of the provisions thereof) (i) for federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the discussions in the Proxy Statement/Prospectus under the caption "THE MERGER -- Certain Federal Income Tax Consequences" and "SUMMARY -- THE MERGER -- Certain Federal Income Tax Matters" are a fair and accurate summary of the matters addressed therein, based upon current law and the facts and assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

        This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "THE MERGER -- Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,

                                       COX & SMITH INCORPORATED


                                       By:
                                            -----------------------------------
                                            William H. Lester, Jr.,
                                            For the Firm